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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 29, 2001 (April 25, 2001)


                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)


           Colorado                                              84-1202005
           --------                                              ----------
(State or other jurisdiction of                               (I.R.S. Employer
         incorporation)                                      Identification No.)

                                     0-22619
                                     -------
                            (Commission File Number)


360-22nd Street, #210, Oakland, California                          94612
------------------------------------------                          -----
 (Address of principal executive offices)                        (Zip Code)

                                 (510) 808-1300
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Authorization and Sale of Bridge Notes with Common Stock

On April 25, 2001, ValueStar Corporation (the "Company") commenced the sale of 12% Bridge Notes ("Notes") with shares of common stock. On May 25, 2001 the Company completed the sale of an aggregate of $2,500,000 of the Notes for cash or prior cash advances and issued a total of 12,500,000 shares of common stock to thirty-nine holders of the Notes ("Note Shares").

The Notes bear interest at the rate of 12% per annum payable in cash at maturity on April 30, 2002 or payable in kind if the Notes are converted into a subsequent round of financing. The Notes plus accrued interest are designed by their terms to be automatically convertible into a proposed senior convertible note and warrant financing at a later date, subject to certain conditions. There can be no guarantee that the Notes will convert into a future round of financing on such designated terms or otherwise.

Prior to the sale of the Notes and the issuance of the Note Shares, the Company had 16,022,219 shares of common stock issued and outstanding. After the issuance of the Note Shares the Company had 28,522,219 shares of common stock issued and outstanding.

Entities affiliated with directors purchased $1,287,058 of the Notes and were issued 6,435,290 Note Shares.

In connection with the sale of the Notes, certain holders of the Company's Series A, B and CC preferred stock waived preemptive rights for the sale of the Notes. Holders of the Company's Series CC preferred stock also (a) amended certain provisions of their registration rights agreement to modify the best efforts Form S-3 registration filing date to June 30, 2001, and (b) extended until May 31, 2001 the requirement to file a proxy statement to increase authorized stock from 50,000,000 common shares to 210,000,000 common and preferred shares. The holders also waived the requirement to reserve common shares for Series CC preferred stock and related warrants until additional shares of stock are authorized. The Company does not presently have sufficient shares of authorized common stock for the conversion of all options, warrants and convertible preferred stock and is required to take steps to increase its authorized stock.

While the securities were sold by the Company without an underwriter or cash commission, the Company has agreed to issue to a financial advisor a finders fee of 7.5% in connection with certain of the above Note issuances.

All of these securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Section 4(2) thereunder and/or Regulation D, Rule 506 and appropriate legends were placed on the Notes and Note Shares.

The Company incurred other cash costs estimated at $10,000 in connection with the offering. The proceeds are being applied to outstanding debts and for operations. As more fully described in the Company's most recent quarterly report on Form 10-QSB dated May 15, 2001, the Company will require additional funds for future operations and the failure to obtain adequate funds could have a material adverse effect on the Company.

Amendment to Equipment Note Financing

On April 7, 2000 the Company entered into a Master Loan and Security Agreement and Promissory Note with Transamerica Business Credit Corporation ("TBCC"). By agreement dated May 15, 2001 the Company documented its oral forbearance agreement with TBCC regarding a default by the Company under the original agreement. The forbearance agreement provides for a forbearance of payments from April through June 2001 with a resumption of payments on July 1, 2001. The agreement calls for payment of deferred interest on July 1, 2001 and increased makeup principal payments for August, September and October 2001 along with a $250,000 principal reduction upon the successful completion of an aggregate of $5 million in equity or long-term debt financing. As

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additional  consideration  the  Company  has  modified  its  warrant  with  TBCC originally on 22,802 shares at $6.14 per share. This warrant floated as to the number of shares and exercise price based on an antidilution formula. The amended and restated warrant provides for a fixed number of warrants on 50,000 common shares at a fixed exercise price of $0.575 per share. There are no future antidilution adjustments under the amended and restated warrant.

Failure to make the required future payments on a timely basis could result in a default which could have an adverse impact on operations.

Office Lease Agreements

From April 20, 1999 to March 3, 2000 the Company's wholly-owned subsidiary entered into four lease agreements on approximately 40,000 square feet of improved office space with Broadlake Partners ("Broadlake"). The Company is presently occupying approximately 20,000 square feet of this space consisting of most of the fourth floor at 360-22nd Street, Oakland, California covered by three of the four leases. The Company's subsidiary has been delinquent on certain lease payments and Broadlake filed suit for possession and other remedies. On May 21, 2001 the Company entered into a Stipulation for Entry of Judgment and Judgment in the Superior Court of California, Alameda County regarding the four lease agreements. This stipulation provides for:

   1. A stay of execution of Broadlake's judgment for possession through April 30, 2002 and thereafter a reinstatement of the three leases on the fourth floor provided the Company's subsidiary:

         a.  Reimburses legal fees and costs estimated at $6,500.
         b. Pays back rent on the second floor of $26,707 on or before June 21, 2001. Additional back rent of $53,414 was paid on May 21, 2001 along with late penalties of $5,340.
         c.  Pays late penalties on the fourth floor of $2,840 by June 21, 2001.
         d. Complies with the terms of the three third floor leases as modified.

   2.  Addendums to the three fourth floor leases providing for:

         a. Removal of annual CPI caps on rent increases after the first three years of each lease.
         b.  Immediate removal of the cap on annual expense pass-throughs.
         c. An increase in the base rent on the three leases of $.20 per square foot per month to $1.60 per square foot during the final 24 months of each lease term.

   3. Cancellation of the second floor lease and any future obligations of the Company's subsidiary for the second floor lease provided the terms of the stipulation are adhered to through April 30, 2002.

The effect of this arrangement is to reduce monthly base rental payments from approximately $55,000 per month to $28,000 per month for the 20,000 square feet being occupied. Failure of the Company's subsidiary to abide by the terms of the stipulation could result in an obligation for loss of rents or other expenses in the reletting of the second floor along with obligations and remedies set forth in the three fourth floor leases. The effect of the stay of execution would be to allow Broadlake expedited possession of the premises on any future default by the Company's subsidiary. Failure to make the required future lease payments on a timely basis could have a material adverse impact on operations.

Other

The descriptions of these transactions are qualified in their entirety by the full text of the agreements attached as exhibits hereto.

Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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(a) Financial statements of businesses acquired.

     None

(b) Pro forma financial information.

     None

(c) Exhibits

4.20.1 Consent and Amendment by Purchasers of Senior Debt dated as of April 24, 2001 between the Company and three institutional investors.

4.29.4 Waiver of Investor Rights Agreement between the Company and five institutional investors dated as of April 24, 2001

4.36.1 Form of First Amendment to Series CC Preferred Stock Purchase Agreement and Amendment to Amended Registration Rights Agreement dated as of April 24, 2001 between the Company and certain Series CC holders.

4.42 Form of Bridge Loan and Common Stock Purchase Agreement dated as of April 24, 2001.

4.43 Form of Convertible Promissory Note (Bridge Note) due April 30, 2002 between the Company and an aggregate of 40 investors (individual notes differ as to date and amount)

10.5.1 Addendums dated as May 16, 2001 to three lease agreements (originally dated December 30, 1999, January 27, 2000 and March 3, 2000) between the Company's subsidiary and Broadlake Partners

10.23.2 Forbearance Agreement and Restructure Agreement dated as of May 15, 2001 between the Company's subsidiary and Transamerica Business Credit Corporation

10.23.3        Amended  and  Restated  Stock  Subscription  Warrant  between the
               Company and TBCC Funding Trust II dated May 21, 2001 for an aggregate of 50,000 shares at $0.575 per share (replaces Exhibit
               10.23.1 previously filed)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VALUESTAR CORPORATION


Date: May 29, 2001                             By: /s/ JAMES A. BARNES
                                                   ----------------------
                                                        James A. Barnes
                                                        Treasurer and Secretary

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